UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 14, 2015

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

Underwriting Agreement

On May 14, 2015, Jones Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Jones Energy Holdings, LLC (“JEH LLC”) and certain affiliates of Metalmark Capital, LLC named in the Underwriting Agreement (the “Selling Stockholders”), on one hand, and J.P. Morgan Securities LLC, as the sole underwriter (the “Underwriter”), on the other hand, providing for the offer and sale by the Selling Stockholders (the “Offering”), and purchase by the Underwriters, of 5,000,000 shares (the “Shares”) of the Company’s Class A Common Stock, at a price to the public of $10.00 per share. Pursuant to the Underwriting Agreement, the Selling Stockholders also granted the Underwriter an option for a period of 30 days to purchase up to an additional 750,000 shares of Class A Common Stock, on the same terms.

Immediately prior to the Offering, the Shares were issued to the Selling Stockholders in exchange for units representing membership interests in JEH LLC (and a corresponding number of shares of Class B common stock of the Company) pursuant to that certain Exchange Agreement, dated July 19, 2013, by and among the Company, JEH LLC, the Selling Stockholders and the other parties thereto, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2013.

The material terms of the Offering are described in the prospectus supplement, filed May 14, 2015 (the “Prospectus”) by the Company with the Commission pursuant to Rule 424(b) under the Securities Act. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-197809).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, JEH, LLC and the Selling Stockholders, and customary conditions to closing, obligations of the parties and termination provisions. The Company, JEH LLC and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering is expected to close on May 19, 2015. Neither the Company nor JEH LLC will receive any of the net proceeds from the Offering.

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriter and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory and other services for the Company and its respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. An affiliate of J.P. Morgan Securities LLC is a lender under the Company’s senior secured revolving credit facility. One of our directors is a managing director of Metalmark Capital, LLC and is married to the head of Global Equity Capital Markets for the Underwriter.

The foregoing description and the description contained in the Prospectus are incomplete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Report and incorporated in this Item 1.01 by reference.

Item 7.01                                           Regulation FD Disclosure

On May 14, 2015, the Company issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION
1.1

Underwriting Agreement, dated May 14, 2015, by and among Jones Energy, Inc., Jones Energy Holdings, LLC and the Selling Stockholders, on one hand and J.P. Morgan Securities LLC, as underwriter, on the other hand.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

99.1	Press release, dated May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: May 19, 2015	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
1.1

Underwriting Agreement, dated May 14, 2015, by and among Jones Energy, Inc., Jones Energy Holdings, LLC and the Selling Stockholders, on one hand and J.P. Morgan Securities LLC, as underwriter, on the other hand.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

99.1	Press release, dated May 14, 2015.